                                                                REDACTED VERSION

                                  EXHIBIT 10.28

                                       TO

                         LIGHT SCIENCES ONCOLOGY, INC.'S

                       REGISTRATION STATEMENT ON FORM S-1

                                 INITIALLY FILED

                                 APRIL 21, 2006

                           REGISTRATION NO. 333-133474



"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                       INDIVIDUAL PROJECT AGREEMENT NO. 3

                            DATED AS OF MARCH 8, 2006

                                     BETWEEN

                          LIGHT SCIENCES ONCOLOGY, INC.

                                       AND

                         ERGOMED CLINICAL RESEARCH, LTD.

                                   APPENDIX G
                         INDIVIDUAL PROJECT AGREEMENT #3

This Individual Project Agreement #3 ("IPA") is entered into pursuant to the Master Services Agreement, effective February 27, 2004 by and between Light Sciences Oncology, Inc., a corporation organized under the laws of the state of Washington, USA, with its principal place of business at 3491 SE Douglas Street, Suite 250, Snoqualmie, WA 98065 USA ("LSO" or "Sponsor"), and Ergomed Clinical Research, Ltd., a corporation organized under the laws of United Kingdom, with its principal place of business at 1 Frederick Sanger Rd., Surrey Research Park, Guildford, Surrey, GU2 7YD, U.K., ("Contractor").

RECITALS

Whereas Light Sciences Corporation assigned the Master Services Agreement, effective February 27, 2004, to Light Sciences Oncology on October 5, 2005.

Whereas LSO and Contractor desire to enter into another IPA.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     A.  PROJECT TITLE:

A Multicenter Multinational Phase 3 Randomized Study to Evaluate the Safety and Efficacy of Treating Colorectal Cancer Patients with Recurrent Liver Metastases using the Litx(TM) plus Chemotherapy as Compared to Chemotherapy Only (the "Protocol"), attached hereto as Appendix G-1.

     B.  SCOPE OF WORK:

Contractor will perform clinical research organization Services in Austria, Croatia ,Czech Republic, Germany, Hungary, Italy, Poland, Romania, Serbia, Slovak Republic, Slovenia, Sweden, Ukraine and USA for the benefit of LSO as described in this IPA, and all appendices hereto, to manage the clinical trials conducted under the Protocol (as amended from time to time) as described by this IPA.

     C.  TIMELINE AND DELIVERABLES:

The term of this IPA commences upon execution and continues until all Services described by this IPA are completed, unless either the IPA or the Agreement is terminated early in accordance with the terms and conditions of the Agreement. LSO and Contractor will review the timeline, progress against deliverables at least every [ * ] during the term of this IPA.

-------------

    [ * ] Confidential Treatment Requested

     D.  PROJECT DESCRIPTION/TASKS:

Recruitment Strategies

Contractor will be responsible for pre-screening and qualifying potential Study sites as requested by Sponsor.

Regulatory Approval/Permits

Contractor will file all appropriate documents with the applicable regulatory authorities and secure approvals for conducting clinical studies in the countries which will be selected upon completion of the feasibility assessment with the approval of the Sponsor. Sponsor will provide any reasonable documents required for these submissions in a timely manner. Contractor will secure appropriate permits for the import of investigational drugs and devices to the clinical sites.

Study Management

Contractor is responsible for the day to day management of the Study including the project schedules, budgets, regulatory issues, and overall Study progress. The Ergomed Project Manager, [ * ] will be the primary contact point for Sponsor. The Ergomed Project Manager is responsible for the management of the studies and will ensure that the studies are performed to the highest quality and according to All Applicable Laws and Regulations and to the timelines outlined below.

The Ergomed Project Manager will update the Light Sciences Project Manager, Nancy Glaser, during the set up phase on the status of the approval processes and on the recruitment on a weekly basis in order to ensure that any issues are highlighted and resolved quickly.

Clinical Site Study Agreements

Contractor shall enter into Clinical Study Agreements ("CSAs") with the Institutions and / or Investigators, as applicable, as the contracting party, with each site approved by LSC to conduct the Study. Contractor shall use the template attached as Appendix G-2 as the form of the contract. Any contract with the Institution and / or Investigator which substantially deviates from the template from Appendix G-2 shall be pre-approved in writing by Sponsor before it is executed. Contractor shall use commercially best efforts to negotiate the lowest reasonable study budgets and contractual terms and conditions with all Study sites and Investigators. Contractor will also be responsible for administering payments to the study sites and Investigators during the course of the study. The parties will treat investigator grants, as well as all direct costs, as pass-through costs with no surcharges or fees applied.

------------

    [ * ] Confidential Treatment Requested

Monitoring

Contractor will comply with the Contractor SOPs concerning site initiation, routine Monitoring and Close Down visits in the provision of Services under this IPA as well as All Applicable Laws and Regulations in the provision of services under this IPA.

     a. Patient Eligibility Confirmation. Contractor will carefully review each patient's signed consent form and primary medical records to confirm that the patient satisfies all of the inclusion and exclusion criteria during the recruitment phase to ensure patient eligibility of patients enrolled and that such patients can be accurately evaluated. Sponsor will assign patient identification numbers upon Contractor's request.

     b. Case Report Forms ("CRFs"). Contractor will verify CRFs against appropriate source documentation to ensure completion, accuracy and consistency of the CRFs, retrieve completed CRFs from study sites and forward the completed CRFs to the Sponsor or its designate for data entry and analysis.

     c. Request product shipment to study sites. Contractor will be authorized to request product shipment to the individual study sites after the required regulatory documents have been reviewed by Contractor and Sponsor.

     d. Adverse Event Reporting/Data Management. Contractor will assure that all adverse experiences are being reported accurately and appropriately according to Sponsor's direction and in compliance with All Applicable Laws, Rules and Regulations. Contractor is responsible for all data management and all Serious Adverse Event reporting, including write-up of CIOMS and maintenance of the safety database, as well as performing two interim analyses of the data and writing a report for Sponsor.

     e. Regulatory Compliance. Contractor will comply with all Applicable Laws and Regulations in performance of Services under this IPA

     f. Communication. Contractor will maintain regular, frequent contact with all study sites and will maintain a communication log. Contractor will transmit the communication log to Sponsor weekly.

     g. SDV. Contractor will perform one hundred percent (100%) Source Document Verification (SDV) on all Study data, including patient eligibility and all SAEs.

     h. Proposed Monitoring Schedule. Contractor will comply with the following Monitoring Schedule:


               TASK                                                               TIMELINES
               Frequency of monitoring/telephone contacts                            Weekly
               Timelines for production and review of monitoring report              2 weeks
               Timelines for close down visit following last patient's last
               visit ("LPLV")                                                        1 Week

      i. Contractor will conduct the following Study site visits (including all sites):


               VISIT TYPE                    NUMBER OF VISITS

               Feasibility Assessment        70
               Qualification                 60
               Initiation                    50
               Monitoring                    1200
               Close Down                    50
               Total                         1430

        j. Quality Assurance. Contractor will utilize an Independent Quality Assurance Manager to perform Study site audits where required or upon Sponsor request. The audit report will be forwarded to Sponsor for review and discussion prior to sign-off.

        k. Contractor will provide a full list of all Contractor SOPs to Sponsor and will make available for review in the Contractor's offices specific SOPs to Sponsor upon request.

Communication/Project Tracking

Contractor shall send Sponsor regular email communication summarizing site visits, patient enrollment status, CRF retrieval data and key issues and actions to be taken. In addition, every month a report will be sent to Sponsor which will include an updated Gantt chart, the contents of which shall be mutually agreed upon, the budget, site status, patient enrollment activities, SAE reconciliation, all visit and telephone contact reports.

Task Description

See Appendix G-3.

     E.      PROJECT BUDGET:

See Appendix G-3.


     F.      APPROVED EXPENSES:

See Appendix G-3.


     G.      MILESTONE PAYMENTS/PREPAYMENTS:

Four milestone payments will be made, in addition to the payment of regular monthly invoices:

1. [ * ]
2. [ * ]
3. [ * ]
4. [ * ]

The total of these [ * ]. Payments 2.-4. will be made pursuant to the procedure described in Section 7 of the Master Services Agreement.

     H.      EXPECTED STAFFING LEVEL REQUIREMENTS/SUBCONTRACTORS:

The Contractor's clinical operations team for this IPA include the following:

1. [ * ]
2. [ * ]
3. [ * ]
4. [ * ]
5. [ * ]
6. [ * ]
7. [ * ]
8. [ * ]

The Contractor will use the following subcontractors:

1. [ * ]
2. [ * ]

-------------

   [ * ] Confidential Treatment Requested

     I.      KEY MEMBERS OF PROJECT TEAMS:

For LSO:
Project Director, SHI-SHI WANG, PH.D.
Project Manager, NANCY GLASER

For Contractor:
Project Director, KLEMENS SCHUETTE PH.D
Project Manager, DUBRAVKA PAVIC - SLADOLJEV, MD

     J.      TRANSFER OF OBLIGATIONS FORM:

LSO transfers to Contractor certain requirements of the US Food and Drug Administration, as described in Appendix G-4.

     K.      OTHER:

For purposes of this IPA only, the Master Services Agreement effective February 27, 2004 is hereby amended, as follows:

Section 1. Definitions
Section 1., Definitions, definition of "All Applicable Laws and Regulations" is deleted in its entirety and the following section is "Applicable Laws and Regulations" definition is inserted:

"All Applicable Laws and Regulations" means applicable federal, state, provincial and local laws, orders, ordinances, policies, regulations, rules and guidelines of any countries (including but not limited to the United States and the European Union) having authority over any clinical studies conducted hereunder, the use or review of data obtained as a result of such clinical studies, or the activities of Ergomed in providing Services under this Agreement. For clinical studies conducted under an investigational new drug application and investigational device exemption filed in the United States, Applicable Laws include, without limitation, 21 CFR Pts. 312, 812, 50, 54, and 56, the FDA's Electronic Records and Electronic Signatures Guidance (21 CFR Pt.
11), and the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (45 CFR Pts. 160 and 164) ("HIPAA"), as amended from time to time. For studies conducted in, or for use in an application for marketing in the European Union or in any Member State of the European Union, Applicable Laws and Regulations include, but are not limited to the Clinical Trials Directive (2001/20/EC), The Medical Device Directive (93/42/EEC), the EU Good Clinical Practice Guideline (Directive 2005/28/EC), and the Personal Data Directive (95/46/EC). Applicable Laws and Regulations also include all conditions of approval imposed by the reviewing IRB/Ethics Committees, FDA and other applicable authorities, ICH guidelines (including the "Good Clinical Practice:

Consolidated Guideline") and the ethical principles contained in the Declaration of Helsinki, as set forth in 21 CFR Section 312.120(c)(4), as amended from time to time.

Section 10. Indemnification

Section 10., Indemnification, of the February 27, 2004 agreement between the parties is amended, as follows:

The current Section 10 is renumbered to Section 10.1. and entitled, "LSO Indemnification." and the following sentences are deleted: "The indemnifying party will reimburse the indemnified party promptly upon invoicing for any payment made by indemnified party in respect to any liability or claim to which any indemnity obligation under this contract relates. The indemnified party will give prompt notice to indemnifying party of any claim to which this paragraph relates."

A new section 10.2, "Contractor Indemnification." is added:
Contractor will indemnify, pay the defense costs of, and hold harmless LSO and its successors, officers, directors and employees and subcontractors from and against any and all actions, causes of action, claims, demands, costs, losses, liabilities, expenses, penalties, fines and damages (including, without limitation, reasonable attorneys' fees) (collectively, "LSO Losses") arising out of or in connection with any third party claim arising from (a) the actual or alleged breach of any representations, warranties or obligations contained in this Agreement; and (b) property damage or bodily injury (including death), if and to the extent the same is attributable to the fault, negligence, gross negligence, strict liability, willful misconduct, or intentional misconduct of Contractor or any of its successors, officers, directors, employees, agents, investigators, subcontractors or representatives, or the failure of Contractor or any such person or entity to comply with this Agreement.

A new Section 10.3, "Procedure." is added:
Each party will give the indemnifying party (a) prompt written notice of any claim for which it seeks indemnification hereunder; (b) all relevant facts in its possession or control; (c) the right to control the defense and settlement of any action unless the party being indemnified reasonably determines that a conflict of interest exists with respect to such assumption of the defense due to actual or potential differing interests between the parties or because of a business relationship between the indemnifying party and the third party claimant; and (d) cooperation in the defense and settlement of any such action at the indemnifying party's expense. The indemnifying party will not settle any third party claims without the prior written consent of the indemnified party, not to be unreasonably withheld.

Section 14.  Notices

The legal Notice information for LSO is deleted in its entirety and the following is inserted:

For LSO:
Jay Winship, MD, FACP
Chief Operating Officer and Chief Medical Officer
3491 SE Douglas Street, Suite 250
Snoqualmie, WA 98065
USA
Phone:  425.369.2767
Fax:  425.392.7392

(Note: This is for legal notice provisions under the Master Service Agreement, NOT for the monitoring, adverse event reporting, and communication with LSO described in Section D. of this IPA.)

Upon the date of the last signature, below, this IPA is fully incorporated into the Master Services Agreement effective February 27, 2004, and all Services and Deliverables created in connection with this IPA are subject to the conditions of the Master Services Agreement.

ACKNOWLEDGED AND AGREED TO:

LIGHT SCIENCES ONCOLOGY INC.


  /s/ Jay Winship, MD              3/1/01
-----------------------------------------
Jay Winship, MD, FACP
Chief Operating Officer, Chief Medical Officer


ERGOMED CLINICAL RESEARCH LTD.


 /s/ Miroslav Redonovic, MD       8th March, 2006
-------------------------------------------------
Miroslav Redonovic, MD
CEO

                                  APPENDIX G-1

--------------------------------------------------------------------------------
A MULTICENTER MULTINATIONAL PHASE 3 RANDOMIZED STUDY TO EVALUATE THE SAFETY AND EFFICACY OF TREATING COLORECTAL CANCER PATIENTS WITH RECURRENT LIVER METASTASES USING THE LITX(TM) PLUS CHEMOTHERAPY AS COMPARED TO CHEMOTHERAPY ALONE
--------------------------------------------------------------------------------

STUDY PRODUCT:     Litx(TM) System

PROTOCOL NUMBER:   LSO-OL006

IND NUMBER:        37,088

STUDY SPONSOR:     Light Sciences Oncology
                   34931 SE Douglas St., Suite 250
                   Snoqualmie, WA 98065

Original protocol: February 28, 2006

--------------------------------------------------------------------------------
THE INFORMATION CONTAINED HEREIN IS THE PROPERTY OF LIGHT SCIENCES ONCOLOGY AND IS CONFIDENTIAL. IT MAY BE SUBMITTED TO A REGULATORY AUTHORITY OR AN INSTITUTIONAL REVIEW BOARD/ETHICAL COMMITTEE FOR THE PURPOSES OF ASSESSMENT IN RELATION TO REGISTRATION OF THE PRODUCT OR INITIATION OF A CLINICAL TRIAL. REPRODUCTION OR DISCLOSURE OF THE INFORMATION, IN WHOLE OR IN PART, OTHER THAN FOR THE SAID PURPOSE, IS FORBIDDEN UNLESS AT THE EXPRESS REQUEST OR WITH THE WRITTEN CONSENT OF THE PROPRIETOR.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1      INVESTIGATOR AGREEMENT

2      SYNOPSIS

3      STUDY OBJECTIVES

4      BACKGROUND

    4.1   INTRODUCTION

    4.2   HEPATOCELLULAR CARCINOMA

    4.3   RATIONALE

5      PRODUCT INFORMATION

    5.1   LS11 DESCRIPTION

    5.2   LS11: CLINICAL USE AND HANDLING

    5.3   LIGHT SOURCES

    5.4   POWER CONTROLLER

6      ELIGIBILITY

    6.1   ELIGIBILITY CRITERIA

7      TREATMENT SCHEDULE

8      STUDY PROCEDURES

    8.1   SCREEN/BASELINE:

    8.2   TREATMENT: DAY 0

    8.3   [ * ]

    8.4   [ * ]

    8.5   [ * ]

    8.6   [ * ]

    8.7   [ * ]

    8.8   [ * ]

    8.9   [ * ]

    8.10  [ * ]

    8.11  [ * ]

    8.12  CHANGE IN TREATMENT

    8.13  RE-TREATMENT WEEKS

    8.14  DATA SAFETY MONITORING COMMITTEE (DSMC)

    8.15  SURVIVAL

    8.16  SCHEDULE OF EVENTS FROM BASELINE TO STUDY COMPLETED

    [ * ]  Confidential Treatment Requested

9      CRITERIA FOR EVALUATION

    9.1   STUDY ENDPOINTS

10     DATA MANAGEMENT AND STATISTICAL CONSIDERATIONS

    10.1  DATA COLLECTION MANAGEMENT AND ANALYSIS

11     PROTOCOL MANAGEMENT

    11.1  PATIENT SCREENING

    11.2  PATIENT REGISTRATION

    11.3  PROTOCOL ADHERENCE

    11.4  ACCURACY OF DATA COLLECTION

    11.5  CASE REPORT FORMS AND DATA ANALYSIS

12     REPORTING REQUIREMENTS FOR ADVERSE EVENTS

    12.1  DEFINITIONS

    12.2  REPORTING REQUIREMENTS

    12.3  CATEGORIES FOR RANKING SEVERITY OF AN ADVERSE EVENT

    12.4  CATEGORIES FOR DETERMINING RELATIONSHIP TO THE INVESTIGATIONAL PRODUCT

    12.5  REPORTING SERIOUS ADVERSE EVENTS

13     REGULATORY REQUIREMENTS

    13.1  INVESTIGATOR OBLIGATIONS

    13.2  INFORMED CONSENT

    13.3  INSTITUTIONAL REVIEW BOARD

14     ADMINISTRATIVE CONSIDERATIONS

    14.1  PRE-STUDY DOCUMENTATION

    14.2  STUDY DOCUMENTATION

    14.3  DATA COLLECTION

    14.4  PROTOCOL INTERPRETATION AND COMPLIANCE

    14.5  STUDY MONITORING

    14.6  DISCLOSURE OF DATA / PUBLICATION

15     REFERENCES

16     APPENDIX 1

                                  APPENDIX G-1

1 INVESTIGATOR AGREEMENT

I have read the proceeding protocol dated December 28, 2005:

"A Multicenter Multinational Phase 3 Randomized Study to Evaluate the Safety and Efficacy of Treating Colorectal Cancer Patients with Recurrent Liver Metastases using the Litx(TM) plus Chemotherapy as Compared to Chemotherapy Only" and agree that it contains all necessary details for conducting the study.

I will conduct the study as outlined therein, in accordance with Good Clinical Practices (GCPs) and the Declaration of Helsinki and comply with the obligations and requirements of clinical investigators and all other requirements listed in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) and Good Clinical Practice
(GCP). I will attempt to complete the planned enrollment of patients within approximately one year of the receipt of clinical supplies.

I will provide copies of the protocol and all drug information relating to the nonclinical and prior clinical experience, furnished to me by the Sponsor, to all relevant staff/members. I will discuss this material with them to ensure they are fully informed regarding the drug and the conduct of the study. I have been explained the purpose of the Source Documentation Verification (SDV), and fully understand this will be part of the monitoring process. I understand and agree which items must be included in the source documents. All parties agree to ensure direct access to examine, analyze, verify and reproduce source data/documents, and reports from all trials related sites for the purpose of monitoring and auditing by the Sponsor or the respective CRO that is managing the site, and inspection by domestic and foreign regulatory authorities.

I agree to keep records on all patient information (Case Report Forms and patient's informed consent statement), drug transportation and return forms, and all other information collected during the study for a period of 2 years following the date a marketing application is approved for the drug for the indication for which it is being investigated; or, if no application is to be filed or if the application is not approved for such indication, until 2 years after the investigation is discontinued and the FDA or other regulatory authorities are notified and I have received notification from Light Sciences Oncology.

I agree not to publish all or any part of the results of the study carried out under this protocol, without the prior written consent of Light Sciences Oncology.

Investigator Name:
                   -------------------------
                            (Printed)


Signature:                                     Date:
           ---------------------------------         ------------------
                                                     (dd/mm/yy)

                                  APPENDIX G-1

2 SYNOPSIS

Title of Study                 A Multicenter Multinational Phase 3 Randomized
                               Study to Evaluate the Safety and Efficacy of
                               Treating Colorectal Cancer Patients with
                               Recurrent Liver Metastases using the Litx(TM)
                               plus Chemotherapy as Compared to Chemotherapy
                               Only

Protocol Number                LSO-OL006

Investigator Countries         United States, Europe, and Asia

Indication                     Colorectal Cancer with recurrent liver metastases

Study Centers                  [ * ]

Number of Patients             [ * ]

Enrollment Duration            [ * ]
Study Duration

Objectives                     [ * ]

Eligibility Criteria           INCLUSION CRITERIA

                                    1.   Patients with recurrent metastatic
                                         liver lesions from colorectal cancer

                                    2.   Biopsy proven evidence of colorectal
                                         cancer

                                    3.   [ * ]

                                    4.   [ * ]

                                    5.   [ * ]

                                    6.   [ * ]

                                    7.   Understanding and ability to sign
                                         written informed consent.

                                    8.   [ * ]

                                    9.   [ * ]

                               EXCLUSION CRITERIA

                                    1.   Patients who are candidates for
                                         complete surgical resection

                                    2.   [ * ]

                                    3.   [ * ]

                                    4.   [ * ]

                                    5.   [ * ]

                                    6.   [ * ]

                                    7.   [ * ]

                                    8.   [ * ]

                                    9.   [ * ]

                                    10.  [ * ]

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-1

                                    11.  [ * ]

                                    12.  [ * ]

Stratification and             Upon enrollment, patients will be stratified by
Randomization                  [ * ].

Light Source Placement         Light Source placement will be conducted under
                               ultrasound or CT guidance. [ * ].

Study Drug, Dose               LS11 (Talaporfin Sodium) presented as a
                               lyophilized powder for reconstitution. Each 10mL
                               vial contains 100 mg LS11 for reconstitution with
                               4 mL of 0.9% Sodium Chloride Injection USP to
                               give a solution at a concentration of 25 mg/mL.
                               [ * ].

Study Device                   Light Source was designed for percutaneous
                               placement under imaging guidance. [ * ].

Drug Light Interval            [ * ]

Duration of Light Activation   [ * ]

Imaging Independent radiologists will assess all CT images. [ * ].

Chemotherapy for both groups   The standard chemotherapy is FOLFOX 4 or FOLFIRI.
                               [ * ].

Treatment                      Plan Patients who provide Informed Consent and
                               satisfy the Eligibility Criteria will be placed
                               in an eligibility pool for randomization for
                               either, Litx(TM) plus chemotherapy treatment arm
                               or the chemotherapy arm. [ * ].

                               [ * ]. The following table is a guide to a suggested treatment plan:

                                                     [ * ].

                               All Study Patients:

                               [ * ].

                               The Study Design is outlined below.

                               [ * ] (5 pages)

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-I

Change in Treatment for        A change in treatment may be considered if in the
either Litx(TM)+chemo or       investigators opinion there has been a treatment
chemo only group               failure of either Litx(TM)+chemo or chemo only as
                               defined as disease progression. [ * ].

Disease Progression using      Defined as [ * ].
modified RECIST criteria

Re-treatment Litx(TM)+chemo    [ * ]
Group

Survival All patients will be monitored for survival from the time of randomization [ * ].

Data Safety Monitoring Board   [ * ]
(DSMB)

Criteria of Evaluation         [ * ]

Statistical Methodology        [ * ]

3 STUDY OBJECTIVES

Assess the time to progression in patients [ * ].

Demonstrate the safety of Litx(TM) therapy.

Assess the survival of patients [ * ].

4 BACKGROUND

4.1 INTRODUCTION

This protocol is for a research study in patients with liver metastases from colorectal cancer. This study is to be conducted according to U.S. and International Standards of Good Clinical Practice (FDA Title 21 CFR part 312 and International Conference on Harmonization guidelines), applicable government regulations, and Institutional research polices and procedures.

4.2 LIVER METASTASES FROM COLORECTAL CANCER

Colorectal cancer is one of the most common malignancies in the world and the second leading cause of cancer death in Western countries(1). More than 300,000 new cases of colorectal cancer occur each year in Europe and the United States(2,3). Liver metastases form the main cause of death in patients with colorectal cancer. Already at the time of detection of the primary tumor 15-25% of the patients present with liver metastases, another 20% will develop these metastases following treatment of the colorectal primary(4). Without any treatment median survival after detection of liver metastases is approximately 9 months, depending on the extent of the disease at the time of diagnosis(5). In patients with metastatic disease confined to the liver, resection of the metastases offers the best chance of cure. After resection a 5-year survival rate can be achieved of 35% - 40% depending on the extent of liver involvement(6-9). Only a

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-I

minority (10% - 15%) of patients with liver metastases is however, considered candidate for resection. In the majority of patients the liver metastases prove unresectable.

In general, large tumors are difficult to operate on and less responsive to chemotherapy and radiotherapy. Consequently, palliation of symptoms related to increasing tumor load, and/or delay of the onset of the symptoms as well as survival, are major clinical objectives in management of patients with advanced cancers. Recent chemotherapy schedules combining fluorouracil (FU) and oxaliplatin or irinotecan have considerably improved the results of systemic chemotherapy in the palliative treatment of patients with metastatic colorectal cancer in terms of the response rate, progression-free survival,(10-14) and overall survival(11, 12, 14).

The management of these patients with liver metastases from colorectal cancer is a therapeutic challenge. The need for well-tolerated, active interventions for locoregional disease is clear. Light Infusion Technology or "Litx(TM)" has the potential to significantly contribute to the fulfillment of this medical need.

Litx(TM) is a locoregional cancer treatment in which a systemically administered photosensitizer is activated locally by illuminating the diseased tissue with light of a specific wavelength. The activated photosensitizer reacts with endogenous oxygen to yield a highly reactive species of oxygen (singlet oxygen) that cause peroxidation of the cellular structures such as mitochondria, lysosomes, and cell walls, leading to irreversible cell damage and tissue necrosis(15).

[ * ].

In clinical studies thus far, LS11 has demonstrated to be well tolerated when administered by intravenous injection. For more information see the Investigator Brochure.

4.3 RATIONALE

RATIONALE FOR LS11 DOSE:

All patients in the Litx(TM) group will receive a 1 mg/kg intravenous dose of LS11 based on previous clinical experience and registration of this drug dose in Japan for early endobronchial cancer using a laser as the light energy source.

RATIONALE FOR LIGHT DOSE:

[ * ].

RATIONALE FOR DRUG-LIGHT INTERVAL (DLI):

[ * ].

RATIONALE FOR POSITIONING OF MULTIPLE LIGHT SOURCES:

[ * ].

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-1

LESION SIZE AND KILL ZONE:

[ * ].

RATIONALE FOR CHEMOTHERAPY:

[ * ].

4.4 SUGGESTED DRUG REGIMEN:

FOLFOX4:

Oxaliplatin    85 mg/m(2)
Folinic Acid   200/100 mg/m(2)
Fluorouracil   400 mg/m(2) (IV Bolus)
Fluorouracil   600 mg/m(2)

Repeat every 14 days for a maximum total of 12 cycles or disease progression Some of the frequently occurring adverse events include:

     -    Nausea

     -    Vomiting

     -    Diarrhea

     -    Stomatitis

     -    Neutropenia

     -    Thrombocytopenia

FOLFIRI

Irinotecan     180 mg/m(2)
Folinic Acid   400/200 mg/m(2)
Fluorouracil   400 - 500 mg/m(2) (IV Bolus)
               Then
Fluorouracil   2400 - 3000 mg/m(2)

Repeat every 14 days until disease progression Some of the frequently occurring adverse events include:

     -    Nausea

     -    Vomiting

     -    Diarrhea

     -    Stomatitis

     -    Myelosuppression

RATIONALE FOR RE-TREATMENT:

[ * ].

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-1

5 PRODUCT INFORMATION

5.1 LS11 DESCRIPTION

LS11 (mono-L-aspartyl chlorin e(6)) is a chemically synthesized photosensitizer with a molecular weight of 799.69.

                             (MOLECULAR STRUCTURE)

LS11 appears as a dark blue-green powder. The absorption spectrum of LS11 exhibits a maximum peak at 664 nm in an UV-visible absorption spectrum when LS11 is incubated with PtK2 cells, or when it is mixed with bovine serum albumin at a molar ratio of 1:1 in phosphate buffer solution of pH 7.4. LS11 has been shown to be stable for a minimum of 2.5 years when stored in sealed containers at 2-8 degrees C protected from light.

Light Sciences Oncology supplies LS11 as a lyophilized powder in 10 mL clear vials, each containing 100 mg drug product. Each vial is individually packaged in a carton. For more information please refer to the Investigator Brochure.

5.2 LS11: CLINICAL USE AND HANDLING

5.2.1 VIAL LABELING

Each LS11 vial and single vial carton has a label containing the following information:

For IV Use Only

100 mg/vial

Lot number and expiration date

Keep Refrigerated. Store between 2-8 degrees C

Protect from Light

Caution: New Drug - Limited by Federal Law to Investigational Use

Use within 8 hours of Reconstitution

5.2.2 SHIPPING TO CLINICAL SITES

[ * ].

5.2.3 STORAGE OF LS11

[ * ].

5.2.4 DOSE CALCULATION

[ * ].

5.2.5 PREPARATION OF THE SOLUTION

[ * ].

5.2.6 LS11 ADMINISTRATION

Since compatibility between LS11 and other drugs is not established, LS11 should not be mixed with or physically added to other drugs.

[ * ].

5.2.7 POTENTIAL ADVERSE EVENTS

[ * ].

5.2.8 RETURN OF DRUG

All used vials will be retained in the institution's pharmacy until the Clinical Research Associate performs a complete drug accountability audit. Following this accounting used vials may be discarded according to hospital policy or may be returned to an LSO designated vendor for destruction.

5.3 LIGHT SOURCES

5.3.1 DESCRIPTION

The Light Sciences Oncology Light Source consists of a Light Bar at the distal end of the Light Source catheter and a Power Controller attached to the catheter at the proximal end. The disposable Light Source is battery powered and emits a broad band of wavelength, which peaks [ * ].

The Power Controller supplies an isolated low voltage power to the Light Source and provides internal continuous monitoring of performance. It is designed and tested to comply with IEC 60601-1 medical device safety standards.

Detailed specifications for the disposable Light Source(s) and Power Controller are described in the Litx(TM) System Operator's Manual provided by Light Sciences Oncology.

5.3.2 CLINICAL USE AND HANDLING

[ * ].  It is recommended that the Light Source be placed as follows: [ * ].


-------------

      [ * ]  Confidential Treatment Requested

5.3.3 LABELING

Light Source pouch including Power Controller labeling includes the following information:

Investigational Device, Contents and Property of.

5.3.4 SHIPPING TO CLINICAL SITES

      During manufacturing, the Light Sources are individually packed inside a sterile pouch, which is then placed inside a protective box. Upon shipment request from Light Sciences Oncology or its designated representative, the distribution service provider will pull the appropriate number of boxes and properly prepare them for shipment to the institution. The package will be shipped via traceable means to arrive at the site within the time frame requested.

5.3.5 STORAGE

[ * ].

5.3.6 DISPOSAL OF USED LIGHT SOURCES

Upon completion of each Litx(TM) treatment as outlined in Section 7 of this protocol, the explanted disposable Light Source and Power Controller should be disposed, as per the institutions standard operating procedures.

5.3.7 PRECAUTIONS OF LIGHT SOURCES

The Light Source should not be used with Magnetic Resonance Imaging (MRI), as the system has not been verified to be MRI safe.

Follow universal infection control precautions when inserting and maintaining the Light Source in the tumor.

The Light Sources and Power Controller are for one time use only. Do not attempt to retreat the devices will not function.

5.4 INTRODUCER

5.4.1 DESCRIPTION

[ * ].

Detailed specifications for the Introducer are described in the LitxTM System Operator's Manual provided by Light Sciences Oncology.

5.4.2 CLINICAL USE AND HANDLING

The Introducer is provided as a single use only device in a single barrier sterile pouch. [ * ].

-------------

      [ * ]  Confidential Treatment Requested

5.4.3 LABELING

Introducer pouch labeling includes the following information:
Investigational Device, Contents and Property of.

5.4.4 SHIPPING TO CLINICAL SITES

[ * ].

5.4.5 STORAGE

[ * ].

5.4.6 DISPOSAL OF USED INTRODUCERS

Upon completion of each Litx(TM) treatment as outline in Section 7 of this protocol, the explanted Introducer should be disposed of as specified per the institutions standard operating procedures.

5.4.7 PRECAUTIONS OF INTRODUCERS

The Light Source should not be used with MRI due to the metallic nature of the trocar. Follow universal infection control precautions when inserting and maintaining the sheath in the tumor.

-------------

      [ * ]  Confidential Treatment Requested

6   ELIGIBILITY

6.1  INCLUSION CRITERIA

1.    [ * ]

2.    [ * ]

3.    [ * ]

4.    [ * ]

5.    [ * ]

6.    [ * ]

7.    Understanding and ability to sign written informed consent

8.    [ * ]

9.    [ * ]

6.2  EXCLUSION CRITERIA

1.    Patients who are candidates for complete surgical resection

      [ * ]

-------------

      [ * ] Confidential Treatment Requested

                                  APPENDIX G-1

7 TREATMENT SCHEDULE

Eligible patients will be treated according to the schedule shown in Table
8.16-1.

[ * ].

7.1 SUGGESTED LITX(TM) TREATMENT PLAN

[ * ].

8 STUDY PROCEDURES

8.1 SCREEN/BASELINE:

[ * ].

8.2 TREATMENT: DAY 0

8.2.1 LITX(TM)+CHEMO GROUP:

[ * ].

8.2.2 CHEMO ONLY GROUP:

[ * ]. (4 pages)

8.2.13 CHANGE IN TREATMENT

[ * ].

8.2.14 RE-TREATMENT WEEKS

8.2.15 LITX(TM)+CHEMO GROUP

[ * ].

8.2.16 DATA SAFETY MONITORING COMMITTEE (DSMC)

[ * ].

8.2.17 SURVIVAL

All patients will be followed for survival [ * ].

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-1

8.2.18 SCHEDULE OF EVENTS FROM BASELINE TO STUDY COMPLETED

[ * ].

9. IMAGING RESPONSE

9.1 IMAGING DEFINITIONS

[ * ].

9.1.1 RESPONSE

[ * ].

9.1.2 COMPLETE RESPONSE

[ * ].

9.1.3 PARTIAL RESPONSE

[ * ].

9.1.4 STABLE DISEASE

[ * ].

9.1.5 DISEASE PROGRESSION

10 REPORTING REQUIREMENTS FOR ADVERSE EVENTS

10.1 DEFINITIONS

An adverse event is any undesirable experience concerning the health of a patient occurring during a clinical trial. This is whether or not the adverse event is considered related to the study treatments, such as events not reported at baseline, intercurrent illnesses, hypersensitivity reactions, toxicity, injuries, and clinically relevant laboratory abnormalities.

A Serious Adverse Event (SAE) is any adverse drug/device experience occurring at any dose that results in any of the following outcomes:

Death;

Life-threatening adverse drug/device experience;

Inpatient hospitalization or prolongation of existing hospitalization;

A persistent or significant disability/incapacity;

A congenital anomaly/birth defect;

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-1

Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious adverse drug experience when, based upon appropriate medical judgment, they may jeopardize the patient and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

10.2 REPORTING REQUIREMENTS

10.2.1 DEFINITION OF SERIOUS ADVERSE EVENTS (SAES)

All serious adverse events during the study period, whether or not considered to be related to study treatment must be reported to the respective CRO that is managing the site within 24 hours or, at the latest, on the following working day.

At the time of the initial report, as much information as possible should be provided: patient allocation number, treatment, study identifiers, the phase of treatment during which the event occurred, a description of the event, its date of onset and current status; the start date, the start time, whether this treatment has been discontinued; the reason why the event is regarded as serious; the current assessment of causality, investigator's name and address.

The investigator must fax the SAE form within the next 24 hours if it is not provided at the time of the initial notification. Any other diagnostic information, which will assist the understanding of the event, should be provided at this time.

The study patient must be followed until the final outcome of the SAE is known, including any which are still ongoing at the end of the study. Significant new information on the SAE, and the final outcome, must be supplied promptly to the respective CRO that is managing the site. This should be done in the same way and time frame as for the original notification, using the SAE form and identifying this as follow up information.

The investigator must report promptly any SAEs, which may be detected after the study, and are suspected to be related to study treatment.

Investigators must report all SAEs to the IRB according to their institutional policy.

10.2.2 NON-SERIOUS ADVERSE EVENTS

All non-serious adverse events reported or observed, and the remedial action required will be recorded in the patient's Case Report Form. The Case Report Form must have all relevant fields completed.

10.3 CATEGORIES FOR RANKING SEVERITY OF AN ADVERSE EVENT

National Cancer Institute Common Terminology Criteria for Adverse Events v3.0 (CTCAE) will be used to categorize adverse events and to score severity. A copy of the criteria is presented in Appendix 1. The following definitions will assist in scoring adverse events.

                                  APPENDIX G-1

          Grade 1 Mild, easily tolerated by the patient, causing minimal discomfort and not interfering with everyday activities.

          Grade 2 Moderate, sufficiently discomforting to interfere with normal everyday activities.

          Grade 3   Severe, prevents normal everyday activities.

          Grade 4 Life threatening, places the patient at immediate risk of death.

          Grade 5   Death

10.4 CATEGORIES FOR DETERMINING RELATIONSHIP TO THE INVESTIGATIONAL PRODUCT

The causality assessment to be used to record the relationship between the study treatment (drug related or device related) and the adverse event are as follows:

     None: The temporal relationship of the clinical event to the study treatment (drug related or device related) makes a causal relationship unlikely, or other drugs, therapeutic interventions or underlying conditions provide a sufficient explanation for the observed event.

     Probable:   The temporal relationship of the clinical event to study
                 treatment (drug related or device related) makes a causal relationship probable, and other drugs, therapeutic interventions or underlying conditions do not provide a definitive explanation for the observed event.

     Definite:   The temporal relationship of the clinical event to study
                 treatment (drug related or device related) makes a causal relationship definite, and other drugs, therapeutic interventions or underlying conditions can provide a definitive explanation for the observed event.

10.5 REPORTING SERIOUS ADVERSE EVENTS

All serious adverse events during the study period, whether or not considered to be related to study treatment must be reported to the respective CRO that is managing the site within 24 hours or, at the latest, on the following working day.

At the time of the initial report, as much information as possible should be provided: patient allocation number, treatment, study identifiers, the phase of treatment during which the event occurred, a description of the event, its date of onset and current status; the start date, the start time, whether this treatment has been discontinued; the reason why the event is regarded as serious; the current assessment of causality, investigator's name and address.

The investigator must fax the SAE form within the next 24 hours if it is not provided at the time of the initial notification. Any other diagnostic information, which will assist the understanding of the event should be provided at this time.

The study patient has to be followed until the final outcome of the SAE is known, including any which are still ongoing at the end of the study. Significant new information on the SAE, and the final outcome, must be supplied promptly to the

                                  APPENDIX G-1

respective CRO that is managing the site. This should be done in the same way and time frame as for the original notification, using the SAE form and identifying this as follow up information.

The investigator must report promptly any SAEs, which may be detected after the study, and are suspected to be related to study treatment.

Investigators must report all SAEs to the IRB according to their institutional policy.

11 REGULATORY REQUIREMENTS

11.1 INVESTIGATOR OBLIGATIONS

As indicated on FDA Form 1572, the Principal Investigator is responsible for ensuring that all study site personnel, including Sub-Investigators and other study staff members, adhere to all FDA regulations and guidelines regarding clinical trials both during and after study completion.

11.2 INFORMED CONSENT

All patients will be informed of the nature of the program, its possible hazards, and their right to withdraw at any time, and will sign a form indicating their consent to participate. Each institution's Informed Consent Form must be reviewed and approved by its designated Institutional Review Board and by LSO clinical staff.

11.3 INSTITUTIONAL REVIEW BOARD

This protocol and relevant supporting data are to be submitted to the appropriate Institutional Review Board (IRB) for review and approval before the study can be initiated. Amendments to the protocol will also be submitted to the IRB prior to implementation of the change. The Sponsor must receive a letter documenting the IRB approval prior to initiation of the study. The Principal Investigator is also responsible for informing the IRB of the progress of the study and for obtaining annual IRB renewal. The IRB must be informed at the time of completion of the study and should be provided with a summary of the results of the study by the Principal Investigator. The Principal Investigator must notify the IRB in writing of any serious adverse event or any unexpected adverse event according to FDA guidelines.

12 ADMINISTRATIVE CONSIDERATIONS

12.1 PRE-STUDY DOCUMENTATION

Light Science Oncology must receive the following documentation prior to initiation of the trial:

FDA form 1572 signed by the Principal Investigator (PI);

Curriculum vitae of the PI and all sub-investigators;

Signed protocol agreement;

Copy of the informed consent form that was reviewed and approved by the IRB;

Copy of IRB approval letter;

                                  APPENDIX G-1

Financial disclosures of the PI and all sub-investigators;

Normal reference ranges and laboratory accreditation.

12.2 STUDY DOCUMENTATION

The Principal Investigator and study staff has the responsibility of maintaining a comprehensive and centralized filing system containing all study related documentation. These files must be suitable for inspection by LSO or the FDA at any time, and should consist of the following elements:

Patient files, containing the completed medical records, laboratory data, supporting source documentation, and the informed consent;

Study files, containing the protocol with all amendments, copies of all regulatory documentation, and all correspondence between the IRB and Sponsor;

Drug accountability files, containing a complete account of the receipt and disposition of the drug and device.

Records are to be available for two years after marketing application approval, or if the application is not approved or never submitted, two years after the last shipment and delivery of the material and the FDA is so notified. The files should not be destroyed until the official termination letter from the Light Science Oncology.

12.3 DATA COLLECTION

Case Report Forms (CRFs) are to be completed in a neat, legible manner, using a black or blue pen, to ensure accurate interpretation of data. Any changes or corrections made on the CRFs must be dated and initialed by the individual who is authorized to make the change. When corrections are made, the original entry should be crossed out using a single line. Do not erase or overwrite the original entry. All blanks on the CRFs must be filled in.

12.4 PROTOCOL INTERPRETATION AND COMPLIANCE

The Principal Investigator and staff, prior to the time of study initiation, to ensure accurate interpretation and implementation, will carefully review the procedures defined in the protocol.

12.5 STUDY MONITORING

A representative from Light Sciences Oncology or designated CRO will visit the study center periodically to monitor adherence to the protocol, adherence to applicable FDA regulations, and the maintenance of adequate and accurate clinical records. CRFs will be reviewed to ensure that key safety and efficacy data are collected and recorded as specified by the protocol. The LSO or designated CRO representative will be permitted to access patient medical records, laboratory data, and other source documentation as needed to appropriately monitor the trial. The Investigator should allocate adequate time for these visits.

12.6 DISCLOSURE OF DATA / PUBLICATION

No part of the results of the study carried out under this protocol, or any of the

                                  APPENDIX G-1

information provided by Light Sciences Oncology to the investigator for the purposes of performing the study, will be published, or passed on to a third party, without prior review by Light Sciences Oncology. The Principal Investigator or anyone else working on the study will submit all proposed publications, papers, abstracts or other written materials related to the Study, or an outline of any proposed oral presentation with respect, to Light Sciences Oncology at least one month prior to (i) submission of such written materials for publication, or (ii) any proposed oral disclosure to a third party. Light Sciences Oncology shall have the right to comment on such written material or outline; the Principal Investigator in determining the final form of disclosure shall consider such comments in good faith. Notwithstanding any of the above, the Principal Investigator or anyone else working on the Study may not include any confidential information in any such publication or disclosure.

The Investigator is obliged to provide Light Sciences Oncology with complete test results and all data derived from the study. Only LSO and its authorized CRO may make information obtained during the study available to regulatory agencies, except as required by regulation.

                                  APPENDIX G-1

13 REFERENCES

1. Efficace, F., A. Bottomley, V. Vanvoorden, and J. M. Blazeby. 2004. Methodological issues in assessing health-related quality of life of colorectal cancer patients in randomised controlled trials. Eur J Cancer 40:187-197.

2. Black, R. J., F. Bray, J. Ferlay, and D. M. Parkin. 1997. Cancer incidence and mortality in the European Union: cancer registry data and estimates of national incidence for 1990. Eur J Cancer 33:1075-1107.

3. Landis, S. H., T. Murray, S. Bolden, and P. A. Wingo. 1999. Cancer statistics, 1999. CA Cancer J Clin 49:8-31, 31.

4. Scheele, J., R. Stangl, and A. Altendorf-Hofmann. 1990. Hepatic metastases from colorectal carcinoma: impact of surgical resection on the natural history. Br J Surg 77:1241-1246.

5. Stangl, R., A. Altendorf-Hofmann, R. M. Charnley, and J. Scheele. 1994. Factors influencing the natural history of colorectal liver metastases. Lancet 343:1405-1410.

6. Fong, Y., A. M. Cohen, J. G. Fortner, W. E. Enker, A. D. Turnbull, D. G. Coit, A. M. Marrero, M. Prasad, L. H. Blumgart, and M. F. Brennan. 1997. Liver resection for colorectal metastases. J Clin Oncol 15:938-946.

7. Hughes, K. S., R. Simon, S. Songhorabodi, M. A. Adson, D. M. Ilstrup, J. G. Fortner, B. J. Maclean, J. H. Foster, J. M. Daly, D. Fitzherbert, and et al. 1986. Resection of the liver for colorectal carcinoma metastases: a multi-institutional study of patterns of recurrence. Surgery 100:278-284.

8. Nordlinger, B., M. Guiguet, J. C. Vaillant, P. Balladur, K. Boudjema, P. Bachellier, and D. Jaeck. 1996. Surgical resection of colorectal carcinoma metastases to the liver. A prognostic scoring system to improve case selection, based on 1568 patients. Association Francaise de Chirurgie. Cancer 77:1254-1262.

9. Scheele, J., R. Stang, A. Altendorf-Hofmann, and M. Paul. 1995. Resection of colorectal liver metastases. World J Surg 19:59-71.

10. de Gramont, A., A. Figer, M. Seymour, M. Homerin, A. Hmissi, J. Cassidy, C. Boni, H. Cortes-Funes, A. Cervantes, G. Freyer, D. Papamichael, N. Le Bail,
     C. Louvet, D. Hendler, F. de Braud, C. Wilson, F. Morvan, and A. Bonetti. 2000. Leucovorin and fluorouracil with or without oxaliplatin as first-line treatment in advanced colorectal cancer. J Clin Oncol 18:2938-2947.

11. Douillard, J. Y., D. Cunningham, A. D. Roth, M. Navarro, R. D. James, P. Karasek, P. Jandik, T. Iveson, J. Carmichael, M. Alakl, G. Gruia, L. Awad, and P. Rougier. 2000. Irinotecan combined with fluorouracil compared with fluorouracil alone as first-line treatment for metastatic colorectal cancer: a multicentre randomised trial. Lancet 355:1041-1047.

12. Saltz, L. B., J. V. Cox, C. Blanke, L. S. Rosen, L. Fehrenbacher, M. J. Moore, J. A. Maroun, S. P. Ackland, P. K. Locker, N. Pirotta, G. L. Elfring, and L. L. Miller. 2000. Irinotecan plus fluorouracil and leucovorin for metastatic colorectal cancer. Irinotecan Study Group. N Engl J Med 343:905-914.

13.  Tournigand, C., T. Andre, E. Achille, G. Lledo, M. Flesh, D. Mery-Mignard,
     E. Quinaux, C. Couteau, M. Buyse, G. Ganem, B. Landi, P. Colin, C. Louvet, and A.

                                  APPENDIX G-1

     de Gramont. 2004. FOLFIRI followed by FOLFOX6 or the reverse sequence in advanced colorectal cancer: a randomized GERCOR study. J Clin Oncol 22:229-237.

14. Goldberg, R. M., D. J. Sargent, R. F. Morton, C. S. Fuchs, R. K. Ramanathan, S. K. Williamson, B. P. Findlay, H. C. Pitot, and S. R. Alberts. 2004. A randomized controlled trial of fluorouracil plus leucovorin, irinotecan, and oxaliplatin combinations in patients with previously untreated metastatic colorectal cancer. J Clin Oncol 22:23-30.

15. Henderson, B. W., and T. J. Dougherty. 1992. How does photodynamic therapy work? Photochem Photobiol 55:145-157.

16. Kessel, D. 1997. Pharmacokinetics of N-aspartyl chlorin e6 in cancer patients. J Photochem Photobiol B 39:81-83.

17.  Data on File. In Control Document # 810-0019. Light Sciences Oncology.

                                  APPENDIX G-2

                  GENERAL TEMPLATE CLINICAL RESEARCH AGREEMENT
                        ERGOMED-INVESTIGATOR/INSTITUTION



This AGREEMENT is made on this __________________________________________

BETWEEN:

ERGOMED CLINICAL RESEARCH LTD.
1 Frederick Sanger Rd.
Surrey Research Park
Guildford, Surrey, GU2 7YD,
U.K. (hereinafter referred to as ERGOMED)

AND

___________________________________ (full name of the Institution)

___________________________________ (full address)

___________________________________

___________________________________

(hereinafter referred to as the INSTITUTION)

___________________________________

AND

___________________________________ (name of the Investigator)

with business address at:

___________________________________

___________________________________

___________________________________

___________________________________

(hereinafter referred to as the INVESTIGATOR)

___________________________________
WHEREAS:

ERGOMED and _________________________________________ (hereinafter the
"Sponsor") have concluded a Clinical Trial Agreement by which ERGOMED undertook to carry out the following clinical trial:
"_________________________________________________ (hereinafter: "the Clinical
Trial") and agreed to undertake other necessary activities for preparing the Clinical Trial;

and

ERGOMED wishes to involve the INSTITUTION and INVESTIGATOR in the Clinical Trial in the role referred to herein and the INSTITUTION and INVESTIGATOR accept such involvement.

WHEREBY IT IS AGREED AS FOLLOWS:

                                   ARTICLE 1.

                                  DEFINITIONS

1.1. For the purpose of this Agreement, the following expressions shall have the meanings attributed to them below:

the "Clinical Trial"   the clinical trial referred to and described in the
                       Protocol

the "Product"          (state the full name of the substance /product to be used
                       in research)

the "Protocol"         (state the full name of Protocol) (alternative: name of
                       the Protocol, as attached herein as Schedule 1 and as
                       approved and amended from time to time by the Sponsor)

"Recruitment Period"   (in studies where this is a relevant element -- state the
                       date(s) during which or by which the recruitment is to be
                       fully completed or refer to the Recruitment Plan, if
                       there is such Plan)

the "Services"         the services of research and other similar services to be
                       performed by the INVESTIGATOR at the INSTITUTION with a
                       primary purpose of testing the Product pursuant to the
                       Protocol.

                                   ARTICLE 2.

                      RIGHTS AND OBLIGATIONS OF THE PARTIES

2.1. Pursuant to the terms and conditions of this Agreement, INSTITUTION, through the efforts of INVESTIGATOR, agrees to conduct the Clinical Trial in __________ patients according to the Protocol. By signing the Agreement INVESTIGATOR acknowledges that (s)he has received and reviewed the full text of Protocol (as herein attached).

2.2. INSTITUTION and INVESTIGATOR agree to perform the work required under the Protocol and this Agreement and to conduct the Clinical Trial with reasonable care and skill and in accordance with the Protocol, agreed Standard Operating Procedures and the GCP regulations (see Note for Guidance Good Clinical Practice [CPMP/ICH/135/95] and Guideline for Good Clinical Practice [ICHE6] Step 4, Consolidated Guideline, 1.05.96, in its then valid version, respectively.

2.3. INVESTIGATOR shall obtain any and all licenses, permits, approvals, and patient informed consent documents required for conducting of the relevant part of the Clinical Trial from the INSTITUTION and/or any other authorized body and ICH and GCP guidelines.

2.4. INSTITUTION and INVESTIGATOR will arrange for any other relevant personnel required to carry out the Protocol and shall ensure that at all times during the Clinical Trial there is enough personnel to support the Clinical Trial.

2.5. ERGOMED may, at its sole option, arrange for the availability of a study coordinator, duly qualified by training and / or experience, to manage some administrative functions at the site.

2.6. INSTITUTION and INVESTIGATOR shall perform the Clinical Trial efficiently and within the time frames set out in this Agreement and the Protocol. INSTITUTION and INVESTIGATOR agree that the time is of essence for the purposes of this Agreement.

2.7. INVESTIGATOR shall personally conduct the Clinical Trial and supervise the work of all the involved personnel. INVESTIGATOR shall not delegate his/her obligations from this Agreement to any third party without the prior written approval of ERGOMED.

2.8. The parties understand and agree that any alteration or amendment to either the attached Protocol or this Agreement must be approved in writing by the Sponsor prior to such alteration or amendment becoming effective.

                                   ARTICLE 3.

                            COMPENSATION AND EXPENSES

3.1. As compensation for the conduct of the Clinical Trial as referred to in this Agreement ERGOMED shall pay to the INSTITUTION the gross fee indicated in Schedule II (Schedule I if no Protocol is attached) herein attached and made an integral part of this Agreement. This gross fee includes any and all taxes that may be applicable anywhere anytime and it is specifically agreed that any such taxes shall be the sole responsibility of the INSTITUTION.

3.2. It is agreed that payment of the sums due under this Agreement shall be payable by ERGOMED by an international check or by wire transfer at the bank account indicated in the INSTITUTION's invoice.

3.3. Unless otherwise agreed in writing and approved by Sponsor, payments of the sums due under this Agreement shall be made according to the attached
     Schedule II (Schedule I if no Protocol is attached).

3.4. In undertaking to perform professional services for ERGOMED, it is understood that INVESTIGATOR is doing so as an employee of the INSTITUTION and not as an employee of ERGOMED.

                                   ARTICLE 4.

                              INTELLECTUAL PROPERTY

4.1. The parties hereby agree that ERGOMED and/or the Sponsor shall at all times retain ownership of all intellectual property resulting from the Clinical Trial or the Clinical Trial and the INSTITUTION and INVESTIGATOR have no rights to any such intellectual property. For the avoidance of doubt, the INSTITUTION and INVESTIGATOR hereby grant to Sponsor any and all right, title and interest in any and to any invention, discovery or improvement conceived or reduced to practice in connection with the Clinical Trial or the Clinical Trial.

4.2. The parties agree the INSTITUTION and INVESTIGATOR assert no claim to rights in technology and materials owned by ERGOMED or the Sponsor.

4.3. INSTITUTION or INVESTIGATOR may be allowed to present and publish data resulting from the Clinical Trial pursuant to the Sponsor's publication policies and upon obtaining prior written approval from the Sponsor for any such presentation or publication. In case of presentation or publication of such data INSTITUTION and INVESTIGATOR shall be bound by the confidentiality clause from Article 5. of this Agreement and subject to preserving Sponsor's rights in Sections 4.1 and 4.2. The provisions of this Article 4 shall survive termination or expiration of this Agreement.

                                   ARTICLE 5.

                                 CONFIDENTIALITY

5.1. INSTITUTION and INVESTIGATOR shall hold in strict confidence any and all information acquired by the INSTITUTION and/or INVESTIGATOR from ERGOMED and/or the Sponsor in reference to this Agreement or the Clinical Trial or developed by him/her with regard to the Clinical Trial or the Product.

5.2. INSTITUTION and / or INVESTIGATOR undertake to permit access to the Confidential Information only to those employees of the INSTITUTION or members of the INVESTIGATOR'S team who reasonably need access to such information for the carrying out of the duties under this Agreement. Furthermore, such access to Confidential Information shall be permitted only on condition that such employees have entered into legally binding confidentiality agreement with terms equivalent to those stipulated herein and have been instructed to treat the confidential information as such in accordance with the provisions of this Agreement.

5.3. This Clause shall not apply to information:

     a) which was known to INSTITUTION or INVESTIGATOR prior to its receipt from ERGOMED or the Sponsor, and INSTITUTION or INVESTIGATOR is able to so demonstrate through bona fide written records of such receipt,

     b) which is or lawfully becomes generally available to the public as evidenced by objective public record,

     c) which is lawfully acquired from third parties who have a right to disclose such information, or

     d) which INSTITUTION or INVESTIGATOR is required by law to release, provided that INSTITUTION or INVESTIGATOR gives advance written notice of such requirement so that Sponsor has the opportunity to object to such disclosure.

5.4. Nothing herein shall be construed as prohibiting the Sponsor from reporting on this Clinical Trial to a governmental agency or from exercising its publication rights as stated in Section 4.3.

5.5. The terms of this Article 5. and the parties' obligations hereunder shall survive termination or expiration of this Agreement.

                                   ARTICLE 6.

                              TERM AND TERMINATION

6.1. This Agreement shall become effective on the date first written above and shall remain in full force and effect until the full and satisfactory completion of the Services by the INSTITUTION and INVESTIGATOR.

6.2. ERGOMED may terminate this Agreement prior to the full and satisfactory completion of the Services by the INSTITUTION and INVESTIGATOR by written notice and immediate effect for any of the following reasons:

     A. Notice received by ERGOMED that the Sponsor has terminated the relevant Agreement with ERGOMED and / or has ceased any further activity on the Clinical Trial regardless of the reason given to ERGOMED by the Sponsor;

     B. Notification received by the Sponsor from Regulatory Authorities to terminate the Clinical Trial;

     C. Continuous and / or repetitive and /or material breach of any of the INSTITUTIONS and / or INVESTIGATOR's obligations stipulated herein;

     D. In case INVESTIGATOR does not recruit any patient within _____ days from the day of the initial visit;

     E. In case INVESTIGATOR delegates any of his/her obligations from this Agreement without the prior written approval by ERGOMED in breach of
          Article 2.7. herein;

     F. Determination by ERGOMED and/or the Sponsor that the INVESTIGATOR, after a reasonable opportunity, is unable, for any reason, to satisfactorily perform the Clinical Trial as required by the Protocol and a suitable replacement is not made;

     G. Case Report Forms, to be completed by the INVESTIGATOR pursuant to ERGOMED's and/or the Sponsor's request, have not been legibly completed and / or forwarded by the INVESTIGATOR to ERGOMED or to its designated representative, as appropriate, within 60 days of each patient's completion date;

     H. INVESTIGATOR and/or INSTITUTION prevent access to ERGOMED's employees or contractors or any third persons authorized by ERGOMED and / or the Sponsor to any and all original medical records necessary to verify entries on Clinical Trial Case Report Forms;

     I. INVESTIGATOR, his/her associates, or any other person engaged in this Clinical Trial (excluding patients) are unavailable upon reasonable notice by ERGOMED and/or the Sponsor, to meet with an ERGOMED's and/or the Sponsor's representative during the course of the Clinical Trial, as necessary, to discuss information relevant to the Clinical Trial;

     J. Determination by the Sponsor that business or scientific considerations require termination of the Clinical Trial;

     K. INSTITUTION and/or INVESTIGATOR do not comply with all regulatory requirements;

     L.   INVESTIGATOR ceases to be employed with the INSTITUTION.

6.3. In the event that ERGOMED chooses to exercise its right to terminate this Agreement in line with Article 6.2. of this Agreement, the INVESTIGATOR shall, immediately upon receipt of ERGOMED's notice to terminate, cease enrolling patients into the Clinical Trial and shall discontinue conducting Clinical Trial procedures, to the extent medically possible.

6.4. Any rights that any party might have obtained during the term of this Agreement will survive such termination until the complete fulfillment of such rights, or as otherwise provided.

6.5. In the event of early termination, the sum payable under this Agreement shall be limited to pro-rated fees based on actual work performed pursuant to the Protocol.

6.6. The INSTITUTION and INVESTIGATOR shall return to ERGOMED the Product and all Clinical Trial materials immediately upon termination but in any case no later than within one month from the termination of the Agreement.

                                   ARTICLE 7.

                                FINAL PROVISIONS

7.1. None of the parties may delegate their obligations or assign their rights hereunder without the prior written consent of the Sponsor.

7.2. Any and all additions and/or amendments to this Agreement shall be in writing, numbered, dated and signed by the authorized representatives of both parties.

7.3. Any and all disputes arising out of or in connection with the Agreement shall be settled by an amicable effort of the parties.

7.4. Any dispute, which is not amicably settled by such efforts of the Parties, shall be finally resolved under the Rules of the Chartered Institute of International Arbitration in London, England, UK, by 1 (one) arbitrator appointed pursuant to such Rules. The seat of such arbitration shall be in London, UK.

7.5. This Agreement and all disputes thereof shall be governed by and construed in accordance with the substantive laws of England.

7.6. If any provision of this Agreement should be deemed invalid or legally unenforceable, such provision shall not affect the validity and/or enforceability of any other provision(s) of this Agreement or the Agreement as a whole. The parties shall, in such case, replace the invalid provision with a valid one that best expresses their original intent.

7.7. This Agreement is being executed in 3 (three) identical copies, of which each party shall keep 1 (one) copy.

SIGNED on behalf of ERGOMED:


-------------------------------------   ----------------------------------------
                                        Date


SIGNED by the INSTITUTION:


-------------------------------------   ----------------------------------------
                                        Date


SIGNED by the INVESTIGATOR:


-------------------------------------   ----------------------------------------
                                        Date

                    SCHEDULE I - THE PROTOCOL (IF APPLICABLE)

                         SCHEDULE II - BUDGET AND TIMING



                SCHEDULE III - RECRUITMENT PLAN (WHEN APPLICABLE)

                                  APPENDIX G-3

(ERGOMED LOGO)

REVISED BUDGET FOR MCRC TRIAL, [ * ].

                                                      Unit
                                           Unit       Cost             Total
               Activity                Description   (EUR)   # Units   (EUR)
               --------                -----------   -----   -------   -----
Preparation
                                          [ * ]

Subtotal Preparation                                                   [ * ]
Set up & Pre-Trial activity
                                          [ * ]

Subtotal Set up & Pre-Trial activity                                   [ * ]
Study Conduct
                                          [ * ]

Subtotal Study Conduct                                                 [ * ]
Training
                                          [ * ]

Subtotal Training                                                      [ * ]
Pharmacovigilance
                                          [ * ]

Subtotal Pharmacovigilance                                             [ * ]
Regulatory
                                          [ * ]

----------
[ * ] Confidential Treatment Requested

                                                                       [ * ]
Subtotal Regulatory
Data Management
                                          [ * ]
Subtotal Data Management                                               [ * ]
Study Physician
                                          [ * ]
Subtotal Study Physician                                               [ * ]
Project Management
                                          [ * ]

Subtotal Project Management                                            [ * ]
Administrative support
                                          [ * ]
Subtotal Project Management                                            [ * ]
TOTAL EURO                                                             [ * ]

                Unit Cost                Total
 Other costs      (EUR)     # Units      (EUR)
 -----------    ---------   -------   ----------
Site Payments
                  [ * ]
Other
                  [ * ]

TOTAL EURO                               [ * ]
                                      10.154.328
                                      22565,1722

----------
[ * ] Confidential Treatment Requested

                                  APPENDIX G-4

                                                                   MARCH 9, 2006

DR. RICHARD PAZDUR, MD
DIRECTOR, DIVISION OF ONCOLOGY PRODUCTS
U.S. FOOD AND DRUG ADMINISTRATION
CENTER FOR DRUG EVALUATION AND RESEARCH
5901-B AMMENDALE RD.
BELTSVILLE, MD. 20705-1266

RE: TRANSFER OF SPONSOR OBLIGATIONS TO A CONTRACT RESEARCH ORGANIZATION, EUROPEAN AND USA SITES, IND NO. 37,088, LS11, FORMERLY NPE6 (TAPORFIN SODIUM)

Dear Dr. Pazdur,

In accordance with 21 CFR Part 312.52, Light Sciences Oncology, holder of the above referenced IND, doing business at 34931 S.E. Douglas Street, Suite 250, Snoqualmie, WA 98065 is notifying you that certain sponsor obligations related to IND 37,088 for the conduct of the study entitled:

     "A MUTICENTER MULTINATIONAL PHASE 3 RANDOMIZED STUDY TO EVALUATE THE SAFETY AND EFFICACY OF TREATING COLORECTAL CANCER PATIENTS WITH RECURRENT LIVER METASTASES USING THE LITX(TM) PLUS CHEMOTHERAPY AS COMPARED TO CHEMOTHERAPY ALONE"

have been transferred to:

     ERGOMED CLINICAL RESEARCH, LTD.
     1 FREDERICK SANGER RD.
     SURREY RESEARCH PARK
     GUILDFORD, SURREY, GU2 7YD
     U.K.

The specific sponsor obligations hereby transferred for the conduct of the above referenced study at European sites to ERGOMED CLINICAL RESEARCH, LTD. are as follows:

Selection of investigators in Europe and the USA

     -    Control of Drug in Europe and the USA

     - Before permitting an investigator to begin participation in an investigation, ERGOMED CLINICAL RESEARCH, LTD. shall obtain the following information

          (1)  A signed investigator statement (FDA form FD-1572)

          (2) Curriculum vitae(s) of all European investigators and sub-investigators

          (3)  Financial disclosure information

     -    Selection of Monitors in Europe and USA

     - Prior to the start of any investigation, ERGOMED CLINICAL RESEARCH, LTD. will give each participating European and USA clinical investigator a copy of the investigator Brochure (IB) containing information required under 21 CFR Part 312.23(a)(5).

     - ERGOMED CLINICAL RESEARCH, LTD. will keep each participating European and USA investigator informed during the course of the investigation of new observations discovered by or reported to the sponsor about the drug, particularly with respect to adverse drug effects and safe use.

     - ERGOMED CLINICAL RESEARCH, LTD. will monitor all Adverse Drug Experiences (ADRs) occurring in Europe and USA and submit to FDA all reports of such Adverse Drug Experiences.

     - ERGOMED CLINICAL RESEARCH, LTD. will monitor the progress of all clinical investigations in Europe and USA being conducted under IND 37,088.

     - If ERGOMED CLINICAL RESEARCH, LTD. discovers that a European or USA investigator is not in compliance with the signed agreement (FDA form FD-1572), the investigational plan or the requirements of the applicable regulations, ERGOMED CLINICAL RESEARCH, LTD. will promptly attempt to secure the investigator's compliance or discontinue European or USA shipments of the investigational drug and device products to the European or American investigator and end the participation of the investigator in the study. If the investigator's participation is ended, ERGOMED CLINICAL RESEARCH, LTD. will secure the disposition of all unused European or USA investigational products and return the investigational product in compliance to 21 CFR Part
          312.59 and also notify FDA.

     - ERGOMED CLINICAL RESEARCH, LTD. will maintain adequate records showing the receipt, shipment, and all other dispositions of the European and USA investigational products. The records will include the name of the European and USA investigator to whom the products are shipped including the date, quantity and batch or identifying code number/mark of each shipment.

     - ERGOMED CLINICAL RESEARCH, LTD. will retain records for the transferred responsibilities for at least 2 years as required under the regulations after the application is approved or, if the application is not approved until 2 years after the last shipment of the investigational items is discontinued and upon FDA notification.

     - ERGOMED CLINICAL RESEARCH, LTD. will ensure the return of all unused European clinical supplies of investigational products from each European and USA investigator whose participation in the study is discontinued. ERGOMED CLINICAL RESEARCH, LTD. may authorize alternative disposition of unused European or USA supplies provided the alternative does not expose humans to risks from the drug.

     - ERGOMED CLINICAL RESEARCH, LTD. will maintain written records of any European or USA disposition of the drug in accordance with 21 CFR Part 312.57

If you have any questions, please contact me at your earliest convenience.

Sincerely,

Susan Wray Spraitzar, DDS, JD
Sr. Director, Legal and Regulatory Affairs